                                                                       Exhibit 2

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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                               PHARMACOPEIA, INC.
                            a Delaware corporation;

                         MICRO ACQUISITION CORPORATION,
                          a Delaware corporation; and

                       MOLECULAR SIMULATIONS INCORPORATED
                             a Delaware corporation

                          ___________________________

                          Dated as of February 4, 1998

                          ___________________________


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

                               TABLE OF CONTENTS
                                  (CONTINUED)




Section 1. Description Of Transaction.......................................  1

     1.1 Merger of Merger Sub into the Company..............................  1

     1.2 Effect of the Merger...............................................  1

     1.3 Closing; Effective Time............................................  1

     1.4 Certificate of Incorporation and Bylaws; Directors and Officers....  2

     1.5 Conversion of Shares...............................................  2

     1.6 Closing of the Company's Transfer Books............................  3

     1.7 Exchange of Certificates...........................................  3

     1.8 Appraisal Rights...................................................  4

     1.9 Tax Consequences...................................................  5

     1.10 Accounting Consequences...........................................  5

     1.11 Further Action....................................................  5

Section 2. Representations And Warranties Of The Company....................  5

     2.1 Due Organization; Subsidiaries; Etc................................  5

     2.2 Certificate of Incorporation and Bylaws; Records...................  6

     2.3 Capitalization, Etc................................................  6

     2.4 Financial Statements...............................................  7

     2.5 Absence of Changes.................................................  7

     2.6 Title to Assets; Equipment; Real Property..........................  8

     2.7 Proprietary Assets.................................................  8

     2.8 Contracts..........................................................  9

     2.9 Compliance with Legal Requirements................................. 10

     2.10 Governmental Authorizations....................................... 10

     2.11 Tax Matters....................................................... 10

     2.12 Employee Benefit Plans............................................ 11

     2.13 Environmental Matters............................................. 12

     2.14 Insurance......................................................... 14

     2.15 Related Party Transactions........................................ 14

     2.16 Legal Proceedings; Orders......................................... 14

     2.17 Authority; Binding Nature of Agreement............................ 14

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            Page

     2.18 Vote Required....................................................  15

     2.19 Non-Contravention; Consents......................................  15

     2.20 Financial Advisor................................................  15

     2.21 Employees........................................................  16

Section 3. Representations And Warranties Of Parent And Merger Sub.........  16

     3.1 Due Organization, Standing and Power..............................  16

     3.2 Capitalization, Etc...............................................  17

     3.3 SEC Filings; Financial Statements.................................  17

     3.4 Absence of Changes................................................  18

     3.5 Proprietary Assets................................................  18

     3.6 Contracts.........................................................  19

     3.7 Compliance with Legal Requirements................................  19

     3.8 Governmental Authorizations.......................................  19

     3.9 Employee Benefit Plans............................................  20

     3.10 Environmental Matters............................................  21

     3.11 Insurance........................................................  21

     3.12 Legal Proceedings; Orders........................................  21

     3.13 Authority; Binding Nature of Agreement...........................  21

     3.14 Vote Required....................................................  22

     3.15 Non-Contravention; Consents......................................  22

     3.16 Financial Advisor................................................  22

     3.17 Valid Issuance...................................................  22

Section 4. Certain Covenants Of The Parties................................  23

     4.1 Access and Investigation..........................................  23

     4.2 Operation of the Company's Business...............................  23

     4.3 Operation of Parent's Business....................................  25

     4.4 No Solicitation...................................................  26

Section 5. Additional Covenants Of The Parties.............................  28

     5.1 Registration Statement; Joint Proxy Statement.....................  28

     5.2 Stockholders' Meetings............................................  28

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            Page

     5.3 Regulatory Approvals..............................................  29

     5.4 Stock Options.....................................................  29

     5.5 Indemnification of Officers and Directors.........................  30

     5.6 Pooling of Interests; Tax Free Reorganization.....................  30

     5.7 Additional Agreements.............................................  31

     5.8 Disclosure........................................................  31

     5.9 Affiliate Agreements..............................................  31

     5.10 Tax Matters......................................................  32

     5.11 Parent Plans and Benefit Arrangements............................  32

     5.12 Nasdaq Quotation.................................................  32

     5.13 Resignation of Directors.........................................  32

     5.14 Election to Board of Directors...................................  32

     5.15 FIRPTA Matters...................................................  32

Section 6. Conditions Precedent to Obligations of Parent and Merger Sub....  32

     6.1 Accuracy of Representations.......................................  32

     6.2 Performance of Covenants..........................................  33

     6.3 Effectiveness of Registration Statement...........................  33

     6.4 Stockholder Approval..............................................  33

     6.5 Agreements and Documents..........................................  33

     6.6 Quotation.........................................................  33

     6.7 No Restraints.....................................................  34

     6.8 HSR Act...........................................................  34

     6.9 Material Adverse Change...........................................  34

     6.10 Compliance Certificate...........................................  34

Section 7. Conditions Precedent To Obligations Of The Company..............  34

     7.1 Accuracy of Representations.......................................  34

     7.2 Performance of Covenants..........................................  34

     7.3 Effectiveness of Registration Statement...........................  34

     7.4 Stockholder Approval..............................................  34

     7.5 Agreements and Documents..........................................  35

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            Page

     7.6 Quotation.........................................................  35

     7.7 No Restraints.....................................................  35

     7.8 HSR Act...........................................................  35

     7.9 Material Adverse Change...........................................  35

     7.10 Compliance Certificate...........................................  36

Section 8. Termination.....................................................  36

     8.1 Termination.......................................................  36

     8.2 Effect of Termination.............................................  37

     8.3 Termination Fee; Expenses.........................................  37

Section 9. Miscellaneous Provisions........................................  38

     9.1 Amendment.........................................................  38

     9.2 Waiver............................................................  38

     9.3 No Survival of Representations and Warranties.....................  38

     9.4 Entire Agreement; Counterparts; Applicable Law....................  38

     9.5 Assignability.....................................................  39

     9.6 Notices...........................................................  39

     9.7 Cooperation.......................................................  40

     9.8 Construction......................................................  40

     9.9 Titles............................................................  40

     9.10 Sections and Exhibits............................................  40




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                                    EXHIBITS

EXHIBIT A   -   Certain Definitions

Exhibit B   -   Form of Affiliate Agreement

Exhibit C   -   Form of Opinion of Cooley Godward LLP

Exhibit D   -   Form of Opinion of Dechert Price & Rhoads

Exhibit E   -   Form of Tax Representation Letters

                              AGREEMENT AND PLAN

                         OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of February 4, 1998, by and among: PHARMACOPEIA, INC., a Delaware corporation ("Parent"); MICRO ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and MOLECULAR SIMULATIONS INCORPORATED, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

     1.1  MERGER OF MERGER SUB INTO THE COMPANY.    Upon the terms and subject
to the conditions set forth in this Agreement and in accordance with the provisions of applicable law, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2  EFFECT OF THE MERGER.    The Merger shall have the effects set forth
in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

     1.3  CLOSING; EFFECTIVE TIME.    The consummation of the transactions
contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121-2128 or at such other place as the parties may agree, at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7) shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 6.4, 6.6, 6.8, 7.4, 7.6 and 7.8. Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

     1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

          (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Certificate of Incorporation of Merger Sub in the form filed with the Secretary of State of the State of Delaware on January 9, 1998, except that the name of the Surviving Corporation will be Molecular Simulations Incorporated;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

     1.5  CONVERSION OF SHARES.

          (a) Subject to Sections 1.5(c) and 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

          (i) any shares of Company Capital Stock then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled;

          (ii) any shares of Company Capital Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled;

          (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Section 1.5(b), each share of Company Capital Stock then outstanding shall be converted into .5292 of a share of Parent Common Stock (as adjusted pursuant to Section 1.5(b), the "Exchange Ratio") upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in
Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 1.7); and

          (iv) each share of the common stock, par value $.01 per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

          (b) Subject to Section 4.2, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

          (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of

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Parent Common Stock (after aggregating all fractional shares of Parent Common
Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the last reported bid price of a share of Parent Common Stock on the Nasdaq on the date the Merger becomes effective.

     1.6  CLOSING OF THE COMPANY'S TRANSFER BOOKS.    At the Effective Time:
(a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Capital Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  EXCHANGE OF CERTIFICATES.

          (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent
(i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

          (b) As soon as practicable after the Effective Time, the Exchange Agent will mail to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to Section 1.5(c), upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this
Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate. Neither Parent nor the Exchange Agent shall require the owner of such lost, stolen or destroyed Company Stock Certificate to provide a bond as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the certificate representing such Company Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid.

          (c) Any portion of the Exchange Fund that remains undistributed to former stockholders of the Company six months after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any former stockholders of the Company who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (d) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  APPRAISAL RIGHTS.

          (a) Notwithstanding anything to the contrary contained in this Agreement, Appraisal Shares (as defined in Section 1.8(c)) shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a) (or cash in lieu of fractional shares in accordance with Section 1.5(c)), and each holder of Appraisal Shares shall be entitled only to such rights with respect to such Appraisal Shares as may be granted to such holder in Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall waive, rescind, withdraw or otherwise lose such holder's right of appraisal under Section 262 of the DGCL, then (i) any right of such holder to require the Company to purchase the Appraisal Shares for cash shall be extinguished and (ii) such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5(a) (and cash in lieu of any fractional share in accordance with Section 1.5(c)).

          (b) The Company (i) shall give Parent prompt written notice of any demand by any stockholder of the Company for appraisal of such stockholder's shares of Company Capital Stock pursuant to the DGCL and of any other notice, demand or instrument delivered to the Company pursuant to the DGCL, and (ii) shall give Parent's Representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment or settlement offer with respect to any such notice or demand unless Parent shall have consented in writing to such payment or settlement offer.

          (c) For purposes of this Agreement, "Appraisal Shares" shall refer to any shares of Company Capital Stock outstanding immediately prior to the Effective Time that are held by stockholders who are entitled to demand and who properly demand appraisal of such shares pursuant to, and who comply with the applicable provisions of, Section 262 of the DGCL.

     1.9    TAX CONSEQUENCES.    For federal income tax purposes, the Merger is
intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10  ACCOUNTING CONSEQUENCES.    For accounting purposes, the Merger is
intended to be treated as a "pooling of interests."

     1.11  FURTHER ACTION.    If, at any time after the Effective Time, any
further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"):

     2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

          (a) The Company owns no shares of capital stock of, or equity interest of any nature in, any Entity, other than as set forth in Part 2.1(a)(i) of the Company Disclosure Schedule (the "Subsidiaries") and as set forth in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and the Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations"). None of the Acquired Corporations has agreed or is obligated to make any future investment in or capital contribution to any Entity other than an Acquired Corporation.

          (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of the jurisdictions where the nature of its business requires such qualification and where the failure to so qualify will have a Material Adverse Effect on the Acquired Corporations. Each such jurisdiction is listed in Part 2.1(c) of the Company Disclosure Schedule.

     2.2  CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS.    The Company has
delivered or made available to Parent accurate and complete copies of the certificate of incorporation and bylaws of the Company, including all amendments thereto. The Company has made available to Parent accurate and complete copies in all material respects of the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company and the board of directors and all committees of the board of directors of the Company.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of the Company consists of: (i) 25,000,000 shares of Company Common Stock, of which 9,805,135 shares have been issued and are outstanding as of the date of this Agreement; (ii) 1,500,000 shares of Company Class B Common Stock, of which 1,246,882 shares have been issued and are outstanding as of the date of this Agreement; and (iii) 2,222,223 shares of Company Preferred Stock, all of which have been designated "Series A Convertible Preferred Stock," of which 2,222,223 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

          (b) As of the date of this Agreement: 3,188,587 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding. (Stock options granted by the Company pursuant to its stock option plans are referred to in this Agreement as "Company Options.") The Company has delivered or made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company (or any of its predecessors) has ever granted stock options. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth as of February 3, 1998 the names of all persons who held outstanding Company Options, and sets forth for each person as of February 3, 1998 (i) the plans under which Company Options have been issued to such person, (ii) the number of vested Company Options held by such person and (iii) a vesting schedule for the unvested Company Options held by such person.

          (c) Except for the Company Options and as set forth in Part 2.3(c) of the Company Disclosure Schedule, as of the date of this Agreement, there is no:
(i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or will become convertible into or exchangeable for any shares of the capital stock or other securities of the Company (except for the 1,246,882 shares of Company Class B Common Stock outstanding as of the date of this Agreement, which are convertible into 1,246,882 shares of Company Common Stock and the 2,222,223 shares of Company Preferred Stock outstanding as of the date of this Agreement, which are convertible into 2,222,223 shares of Company Common Stock); or (iii) Contract under which the Company is or will become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

          (d) The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

          (e) Except as set forth in Part 2.3(e) of the Company Disclosure Schedule, none of the awards, grants or other agreements pursuant to which the Company Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement, the consummation of the transactions contemplated hereby or any other change of control or similar event.

          (f) The Company is not party to any Acquired Corporation Contract that obligates it to, and is not otherwise obligated to, repurchase or redeem any of its issued securities. Except as set forth in Part 2.3(f) of the Company Disclosure Schedule, there is no voting trust or other arrangement to which the Company or any Subsidiary is a party with respect to the voting of the Company Capital Stock.

     2.4  FINANCIAL STATEMENTS.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

          (i) the audited consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related audited consolidated statements of operations, statements of stockholders' equity and statements of cash flows of the Company for the years ended December 31, 1996, 1995 and 1994, together with the notes thereto and the unqualified report of Arthur Andersen LLP relating thereto; and

          (ii) the unaudited consolidated balance sheet of the Company as of September 30, 1997 (the "Company Unaudited Interim Balance Sheet"), and the related unaudited consolidated statement of operations and a statement of cash flows of the Company for the nine months then ended.

          (b) The Company Financial Statements present fairly, in all material respects, the consolidated financial position of the Acquired Corporations as of the respective dates thereof and the consolidated results of operations and cash flows of the Acquired Corporations for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

          (c) Except for liabilities or obligations which are accrued or reserved in the Company Financial Statements (or reflected in the Notes thereto) or which were incurred after September 30, 1997 in the ordinary course of business, the Company has no liabilities or obligations (accrued or contingent) of a nature required by GAAP to be reflected in a balance sheet or that would be required to be disclosed in footnotes that would be required pursuant to Article 10 of Regulation S-X promulgated by the SEC in connection with the filing with the SEC of a quarterly report on Form 10-Q.

          (d) Part 2.4(d) of the Company Disclosure Schedule is an aged list of the Company's accounts receivable as of September 30, 1997. The Company's accounts receivable arose in the ordinary course of business for goods or services delivered or rendered, constitute only valid, undisputed claims and are not subject to counterclaims or setoffs.

     2.5  ABSENCE OF CHANGES.    Between September 30, 1997 and the date of this
Agreement, none of the Acquired Corporations has:

          (a) sold or transferred any material portion of its assets or any material portion of the interests in such portion other than sales of the Company's products in the ordinary course of business;

          (b) suffered any material loss, or material interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

          (c) made any material change in the nature of its business or operations;

          (d) without limitation by the enumeration of any of the foregoing, entered into any material transaction other than sales or licenses of the Company's products and services;

          (e) incurred any liabilities other than in the ordinary course of business; or

          (f) suffered any adverse change with respect to its business or financial condition which has had a Material Adverse Effect on the Acquired Corporations.

     2.6  TITLE TO ASSETS; EQUIPMENT; REAL PROPERTY.    The Acquired
Corporations own, and have good, valid and marketable title to, the assets purported to be owned by them and which are material to the Acquired Corporations or to the conduct of their business. Except as set forth in Part
2.6 of the Company Disclosure Schedule, such assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations. The material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put and are in good condition and repair (ordinary wear and tear excepted). None of the Acquired Corporations owns or leases any real property or any material interest in real property, except for the leaseholds created under the real property leases included in Part 2.8 of the Company Disclosure Schedule.

     2.7  PROPRIETARY ASSETS.

          (a) The Acquired Corporations own or have a valid right to use and exploit the intellectual property in the Acquired Corporation Proprietary Assets. Except as set forth in Part 2.7(a)(i) of the Company Disclosure Schedule, none of the Acquired Corporations jointly owns with any other Person any Acquired Corporation Proprietary Asset (i) that an Acquired Corporation purports to own and (ii) that is material to the business of the Acquired Corporations. Except as set forth in Part 2.7(a)(ii) of the Company Disclosure Schedule, as of December 31, 1997, there is no Acquired Corporation Contract pursuant to which any Acquired Corporation has granted any Person other than another Acquired Corporation any right (whether or not currently exercisable) to sublicense, commercially distribute or otherwise market any Acquired Corporation Proprietary Asset.

          (b) The Acquired Corporations have taken commercially reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by public disclosure). No current or former officer, director, stockholder, employee, consultant or independent contractor has any ownership right with respect to any Acquired Corporation Proprietary Asset.

          (c) To the Knowledge of the Company: (i) all patents, trademarks, service marks and copyrights that are registered with any Governmental Body and held by any of the Acquired Corporations are valid and subsisting; (ii) none of the Acquired Corporation Proprietary Assets, the use thereof in the Acquired Corporations' business activities or the conduct of the Acquired Corporations' business as presently conducted infringes any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing any Acquired Corporation Proprietary Asset.

          (d) The Acquired Corporation Proprietary Assets, together with agreements for the license to an Acquired Corporation of software generally available to the public, constitute all the material Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted. None of the Acquired Corporations has (i) licensed any of the Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability (A) to exploit fully any material Acquired Corporation Proprietary Assets or (B) to transact business in any market or geographical area or with any Person.

          (e) Except as otherwise provided in Part 2.7(e) of the Company Disclosure Schedule, the Company has maintained the source code of the Acquired Corporation Proprietary Assets and no third party has a copy of the source code for any Acquired Corporation Proprietary Assets that the Company purports to own.

          (f) The Acquired Corporation Proprietary Assets are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means that the Acquired Corporation Proprietary Assets which have an internal calendar or a requirement to manipulate, store, compare or sequence dates (i) will accurately manage, manipulate, input, accept, process, store and output dates up to, including and following January 1, 2000 without adversely affecting the operability of the Acquired Corporation Proprietary Assets or the utility of the data produced therefrom and (ii) will accurately process date/time data from the year 1999 into the year 2000.

          (g) Part 2.7(g) of the Company Disclosure Schedule sets forth all patents that have been issued to an Acquired Corporation, patent applications that have been filed by an Acquired Corporation and trademarks that have been registered by an Acquired Corporation and the jurisdictions in which such patents have been issued, patent applications have been filed and trademarks have been registered.

          (h) With respect to the in-license agreements identified in Part 2.7(h) of the Company Disclosure Schedule and the software licensed to an Acquired Corporation pursuant thereto (the "Identified In-License Software"), such in-license agreements provide an Acquired Corporation with sufficient rights for such Acquired Corporation to license to its customers for their use the Acquired Corporation's current commercially released products that incorporate the Identified In-License Software.

     2.8  CONTRACTS.

          (a) Part 2.8 of the Company Disclosure Schedule identifies each Acquired Corporation Contract as of December 31, 1997.

          (b) The Company has delivered or made available to Parent accurate and complete copies of the written Contracts identified in Part 2.8 of the Company Disclosure Schedule, including the amendments thereto. Each Contract identified in Part 2.8 of the Company Disclosure Schedule is valid and in full force and effect.

          (c) Except as set forth in Part 2.8 of the Company Disclosure
Schedule:

          (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract, except where such violations, breaches or defaults have not had and will not have a Material Adverse Effect on the Acquired Corporations;

          (ii) none of the Acquired Corporations has executed any written amendments of any Acquired Corporation Contract;

          (iii) none of the Acquired Corporations has waived in writing any of its material rights under any Material Contract; and

          (iv) since September 30, 1997, none of the Acquired Corporations has received any written cancellation or notice of non-renewal of any Material Contract that in 1997 generated revenue for any of the Acquired Corporations in an amount greater than $500,000.

     2.9  COMPLIANCE WITH LEGAL REQUIREMENTS.    Each of the Acquired
Corporations is in compliance with applicable Legal Requirements, except where the failure to comply with such Legal Requirements will not have a Material Adverse Effect on the Acquired Corporations. Except as disclosed in Part 2.9 of the Company Disclosure Schedule, none of the Acquired Corporations has received
(i) at any time since January 1, 1995, any notice or written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement or (ii) prior to January 1, 1995 any such notice or communication that remains pending. To the Knowledge of the Company, no investigation or review of any of the Acquired Corporations by any Governmental Body is pending or threatened, other than those which would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations.

     2.10  GOVERNMENTAL AUTHORIZATIONS.    The Acquired Corporations hold the
Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted and in compliance with applicable Legal Requirements, except where failure to hold such Governmental Authorizations will not have a Material Adverse Effect on the Acquired Corporations. Such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is in compliance with the terms and requirements of such Governmental Authorizations except where failure to be in compliance will not have a Material Adverse Effect on the Acquired Corporations. None of the Acquired Corporations has received (i) at any time since January 1, 1995 any written notice or other written communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization or (ii) prior to January 1, 1995 any such notice or communication that remains pending.

     2.11  TAX MATTERS.

          (a) The Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) have been or will be filed on a timely basis on or before the applicable due date (including any extensions of such due date) and (ii) have been, or will be when filed, prepared in compliance with applicable Legal Requirements, except where failure to be in such compliance would not have a Material Adverse Effect on the Acquired Corporations. The amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date and on all notices of assessment or demand for payment received by the Acquired Corporations have been or will be paid on or before the Closing Date.

          (b) The Company Financial Statements fully accrue the Company's liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, appropriate reserves for the payment of Taxes due for the period from September 30, 1997 through the Closing Date.

          (c) There are no examinations or audits of any Acquired Corporation Return currently underway, and no extension or waiver of the limitation period applicable to any Acquired Corporation Return is in effect.

          (d) No proposed adjustment, claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax. There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Acquired Corporations has been the subject of a Tax ruling or closing agreement with a Governmental Body that has continuing effect.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that could reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. Except as set forth in Part 2.11(e) of the Company Disclosure Schedule, none of the Acquired Corporations has ever been a member of a consolidated group of corporations or analogous group under state or local law for which it could be liable for the Taxes of any Person (other than such Acquired Corporation) following the Effective Time.

     2.12  EMPLOYEE BENEFIT PLANS.

          (a) Set forth on Part 2.12 of the Company Disclosure Schedule is a true and complete list of each (i) "employee benefit plan," as defined in
Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program or arrangement (each such plan, program or arrangement described in the foregoing clauses (i) and (ii), a "Plan") currently maintained, contributed to, or required to be contributed to, by the Acquired Corporations or any ERISA Affiliate of any Acquired Corporation or under which the Acquired Corporations or any ERISA Affiliate of any Acquired Corporation have any liability (collectively the "Company Plans").

          (b) Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Company Plan is so qualified.

          (c) Except as otherwise disclosed in Part 2.12 of the Company Disclosure Schedule:

          (i) The Acquired Corporations and all ERISA Affiliates of the Acquired Corporations are in compliance in all material respects with the provisions of ERISA and the Code applicable to the Company Plans. Each Company Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code.

          (ii) No Company Plan is subject to Title IV of ERISA and no Company Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          (iii) The Company Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code now meet, and at all times since their inception have met, the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code.

          (iv) Except for claims for benefits in the normal operation of the Company Plans, there is no pending or threatened audit, assessment, complaint, proceeding or investigation of any kind in any court or governmental agency with respect to any Company Plan.

          (v) Neither a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code nor any breach of any duty imposed by Title I of ERISA has occurred with respect to any Company Plan.

          (vi) With respect to each Company Plan that is a "group health plan" within the meaning of ERISA Section 607(l) and that is subject to Code Section 4980B, the Acquired Corporations comply in all material respects with the continuation coverage requirements of those provisions and Part 6 of Title I of ERISA.

          (vii) No Company Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Company Plan qualified under Code Section 401(a).

     2.13  ENVIRONMENTAL MATTERS.

          (a) None of the Acquired Corporations is liable or potentially liable for any material response cost or natural resource damages under any so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

          (b) The Acquired Corporations are and have been in compliance with all applicable Environmental Laws, except for failures to be in compliance that would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. The Acquired Corporations possess all material permits and other material Governmental Authorizations required under applicable Environmental Laws, and the Acquired Corporations are and have been in compliance with the terms and requirements of all such

Governmental Authorizations, except for failures to be in compliance that would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. None of the Acquired Corporations has received or given, and to the Knowledge of the Company, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received or given any notice, citation, summons, order, complaint, penalty, assessment, request for information, demand or other communication (in writing) to or from any Governmental Body or other Person regarding any actual, alleged, possible or potential material liability or responsibility arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Material of Environmental Concern that has not already been paid or fully resolved without any outstanding obligations. No Person has ever commenced or threatened to commence any contribution action or other Legal Proceeding against any of the Acquired Corporations in connection with any such actual, alleged, possible or potential liability or responsibility; and to the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to directly or indirectly give rise to, or result in any of the Acquired Corporations becoming subject to, any such liability or responsibility.

          (c) To the Knowledge of the Company, none of the Acquired Corporations has generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Material of Environmental Concern. To the Knowledge of the Company, none of the Acquired Corporations has permitted (knowingly or otherwise) any Material of Environmental Concern to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

          (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled or used by any of the Acquired Corporations;

          (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

          (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by any of the Acquired Corporations.

          (d) To the Knowledge of the Company, all property that is owned by, leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater, soil and air associated with or adjacent to such property:

          (i) is free of any Material of Environmental Concern and any harmful chemical or physical conditions; and

          (ii) is free of any environmental contamination of any nature.

          (e) To the Knowledge of the Company, there is no storage tank or other storage container that is or has been owned by, leased to, controlled by or used by any of the Acquired Corporations, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by any of the Acquired Corporations.

          (f) There have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by, for or at the request of the Company or the Acquired Corporations, or to the Knowledge of the Company, by any other Person in relation to any property or business now or previously owned, operated or leased by the Company or the Acquired Corporations.

     2.14  INSURANCE.    The Company has delivered or made available to Parent a
copy of each material insurance policy relating to the business, assets or operations of the Acquired Corporations. Each such insurance policy is in full force and effect. Since December 31, 1995, none of the Acquired Corporations has received any written notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending material claim (including any workers' compensation claim) under or based upon any insurance policy of any of the Acquired Corporations. Part 2.14 of the Company Disclosure Schedule sets forth each material insurance policy relating to the business, assets or operations of the Acquired Corporations, the coverage provided thereunder and the premiums therefor.

     2.15  RELATED PARTY TRANSACTIONS.    No Related Party has any direct or
indirect interest in any material asset used in or otherwise relating to the business of any of the Acquired Corporations. No Related Party has any direct or indirect financial interest in any Acquired Corporation Contract, transaction or business dealing involving any of the Acquired Corporations. No Related Party is competing directly or indirectly with any of the Acquired Corporations. No Related Party has any claim or right against any of the Acquired Corporations (other than rights under Company Options and rights to receive compensation for services performed as an employee of an Acquired Corporation). (For purposes of this Section 2.15 each of the following shall be deemed to be a "Related Party":
(i) each individual who is an officer of any of the Acquired Corporations; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than an Acquired Corporation) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.16  LEGAL PROCEEDINGS; ORDERS.

          (a) There is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has overtly threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any assets owned or used by any of the Acquired Corporations and that, if adversely decided, would have a Material Adverse Effect on the Acquired Corporations; or (ii) that challenges the Merger or any of the other transactions contemplated by this Agreement.

          (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any assets owned or used by any of the Acquired Corporations, is subject.

     2.17  AUTHORITY; BINDING NATURE OF AGREEMENT.    The Company has the
corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) determined by a unanimous vote of the directors present that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the execution, delivery and performance of this Agreement by the Company, and (c) recommended the adoption and approval of this Agreement by the holders of Company Capital Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at the

Company Stockholders' Meeting (as defined in Section 5.2). Other than the Company Stockholders' Meeting, no other corporate proceedings are necessary to authorize this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.18  VOTE REQUIRED.    The Company Required Vote (as hereinafter defined)
is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement. For purposes of this Agreement, " Company Required Vote" shall mean the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock (voting together as a single class).

     2.19 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws of any of the Acquired Corporations;

          (b) contravene, conflict with or result in a violation of, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any material assets owned or used by any of the Acquired Corporations, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of any material Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any material assets owned or used by any of the Acquired Corporations; or

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, or result in the creation of any lien with respect to the assets of an Acquired Corporation pursuant to, any provision of any Material Contract, except for any such violations, liens, breaches or defaults, or failures to give notice that, individually or in the aggregate, will not have a Material Adverse Effect on the Acquired Corporations.

Except as contemplated by this Agreement or as may be required by the DGCL or under the HSR Act, none of the Acquired Corporations is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except where the failure to take such actions will not have a Material Adverse Effect on the Acquired Corporations.

     2.20  FINANCIAL ADVISOR.    Except as set forth in Part 2.20 of the Company
Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of either of the Acquired Corporations.

     2.21  EMPLOYEES.    Part 2.21 of the Company Disclosure Schedule contains
an accurate list of: (i) all written agreements providing for a term of employment between any Acquired Corporation and any current or retired employee;
(ii) all collective bargaining agreements to which any Acquired Corporation is a party; (iii) the name, office location and salary of all full- and part-time employees of the Company as of December 31, 1997; and (iv) a description of personal perquisites and other personal benefits paid to or on behalf of any employee of the Company during 1997 to the extent that the aggregate amount of such perquisites and other personal benefits exceeds the lesser of $50,000 or 10% of the total of annual salary and bonus paid to such employee (it being understood that such perquisites and benefits do not include benefits made available under Company Plans). The Company does not have a written severance pay policy. To the Knowledge of the Company, as of the date of this Agreement, none of Michael J. Savage, Saiid Zarrabian, David B. Hiatt, Steven Herbert, Thomas M. Carney, Christopher Herd and Michael Stapleton has indicated to any other Person that he is considering terminating his employment with the Company. The Company does not know of any efforts within the last three years to attempt to organize the Company's employees, and no strike or labor dispute involving the Company and a group of its employees has occurred during the last three years or, to the Knowledge of the Company, is threatened. The Company has complied in all material respects with applicable wage and hour, equal employment, safety and other legal requirements relating to its employees, except where the failure to comply will not have a Material Adverse Effect on the Acquired Corporations.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company that, except as set forth in the disclosure schedule delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule"):

     3.1  DUE ORGANIZATION, STANDING AND POWER.

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (b) Each of the Parent, Merger Sub and its other subsidiaries is qualified to do business as a foreign corporation, and is in good standing, under the laws of the jurisdictions where the nature of its business requires such qualification and where the failure to so qualify will have a Material Adverse Effect on Parent. Each such jurisdiction is listed in Part 3.1(b) of the Parent Disclosure Schedule.

          (c) Parent has delivered or made available to the Company accurate and complete copies of the certificate of incorporation and bylaws of Parent, including all amendments thereto. Parent has made available to the Company accurate and complete copies in all material respects of the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent and the board of directors and all committees of the board of directors of Parent.

     3.2  CAPITALIZATION, ETC.

          (a) The authorized capital stock of Parent consists of: (i) 40,000,000 shares of Parent Common Stock, of which 11,795,486 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 2,000,000 shares of preferred stock, of which no shares have been issued and are outstanding as of the date of this Agreement. There are no shares of Parent Common Stock held in treasury. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued, and are fully paid and non-assessable.

          (b) As of the date of this Agreement: 1,340,440 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding.

          (c) Except as described in Sections 3.2(a) and (b) above, and except as set forth in Part 3.2(c) of the Parent Disclosure Schedule, as of the date of this Agreement there is no: (i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or will become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) Contract under which Parent is or will become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) voting trust or other arrangement to which Parent is a party with respect to the voting of the capital stock of Parent. Parent is not party to any Contract that obligates it to, and is not otherwise obligated to, repurchase or redeem any of its issued securities.

     3.3  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has delivered or made available to the Company accurate and complete copies of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1996 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Parent SEC Documents, the representations made in this Agreement, and the provisions of the Parent Disclosure Schedule, when read together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

          (c) Except for liabilities or obligations which are accrued or reserved in the financial statements (or reflected in the Notes thereto) included in the Parent SEC Documents or which were incurred after September 30, 1997 in the ordinary course of business, Parent has no liabilities or obligations (accrued or contingent) of a nature required by GAAP to be reflected in a balance sheet or that would be required to be disclosed in footnotes that are required pursuant to Article 10 of Regulation S-X promulgated by the SEC in connection with the filing with the SEC of a quarterly report on Form 10-Q.

     3.4  ABSENCE OF CHANGES.      Between September 30, 1997 and the date of
this Agreement, and except as set forth in Part 3.4 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has:

          (a) sold or transferred any material portion of its assets or any material portion of the interests in such portion other than sales of Parent's products in the ordinary course of business;

          (b) suffered any material loss, or material interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

          (c) made any material change in the nature of its business or operations;

          (d) without limitation by the enumeration of any of the foregoing, entered into any material transaction other than sales of Parent's and its subsidiaries' products;

          (e) incurred any liabilities other than in the ordinary course of business; or

          (f) suffered any adverse change with respect to its business or financial condition which has had a Material Adverse Effect on Parent.

     3.5  PROPRIETARY ASSETS.

          (a) Each of Parent and its subsidiaries owns or has a valid right to use and exploit the intellectual property in the Parent Proprietary Assets. Except as set forth in Part 3.5(a) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries jointly owns with any other Person any Parent Proprietary Asset (i) that Parent or any of its subsidiaries purports to own and
(ii) that is material to the business of Parent or its subsidiaries. Except as set forth in Part 3.5(a) of the Parent Disclosure Schedule, as of December 31, 1997 there is no Parent Contract pursuant to which Parent or any of its subsidiaries has granted any Person any right (whether or not currently exercisable) to use, sublicense, commercially distribute or otherwise exploit any Parent Proprietary Asset.

          (b) Parent and its subsidiaries have taken commercially reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure). No current or former officer, director, stockholder, employee, consultant or independent contractor has any ownership right with respect to any Parent Proprietary Asset.

          (c) To the Knowledge of Parent: (i) all patents, trademarks, service marks and copyrights that are registered with any Governmental Body and held by Parent and its subsidiaries are valid and subsisting; (ii) except as set forth in Part 3.5(c)(ii) of the Parent Disclosure Schedule, none of the Parent Proprietary Assets, the use thereof in Parent's and its subsidiaries' business activities or the conduct of Parent's and its subsidiaries' business as presently conducted by Parent and its subsidiaries infringes any

Proprietary Asset owned or used by any other Person; and (iii) except as set forth in Part 3.5(c)(iii) of the Parent Disclosure Schedule, no other Person is infringing any Parent Proprietary Asset.

          (d) The Parent Proprietary Assets, together with agreements for the license to Parent or any of its subsidiaries of software generally available to the public, constitute all the material Proprietary Assets necessary to enable Parent and its subsidiaries to conduct their business in the manner in which such business is currently being conducted. Except as set forth in Part 3.5(a) of the Parent Disclosure Schedule, none of Parent or its subsidiaries has (i) licensed any of the Parent Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability (A) to exploit fully any material Parent Proprietary Asset or (B) to transact business in any market or geographical area or with any Person.

     3.6  CONTRACTS.

          (a) Parent has delivered or made available to the Company accurate and complete copies of the Parent Contracts. Each Parent Contract is valid and in full force and effect;

          (b) Neither Parent nor any of its subsidiaries has violated or breached, or committed any default under, any Parent Contract, and, to the Knowledge of the Parent and Merger Sub, no other Person has violated or breached, or committed any default under, any Parent Contract, except where such violations, breaches or defaults and have not had and will not have a Material Adverse Effect on Parent; and

          (c) Neither Parent nor any of its subsidiaries has executed any written amendments of, or waived in writing any of its material rights under, any Parent Contract.

     3.7  COMPLIANCE WITH LEGAL REQUIREMENTS.    Each of Parent and its
subsidiaries is in compliance with applicable Legal Requirements, except where the failure to comply with such Legal Requirements will not have a Material Adverse Effect on Parent. Neither Parent nor any of its subsidiaries has received (i) at any time since January 1, 1995 any notice or written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement or (ii) prior to January 1, 1995 any such notice or communication that remains pending. To the Knowledge of Parent, no investigation or review of Parent or any of its subsidiaries by any Governmental Body is pending or threatened, other than those which would not reasonably be expected to result in a Material Adverse Effect on Parent.

     3.8  GOVERNMENTAL AUTHORIZATIONS.    Parent and its subsidiaries hold the
Governmental Authorizations necessary to enable Parent and its subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted and in compliance with applicable Legal Requirements, except where failure to hold such Governmental Authorizations will not have a Material Adverse Effect on Parent. Such Governmental Authorizations are valid and in full force and effect. Each of Parent and its subsidiaries is in compliance with the terms and requirements of such Governmental Authorizations except where failure to be in compliance will not have a Material Adverse Effect on Parent. None of Parent or its subsidiaries has received (i) at any time since January 1, 1995 any written notice or other written communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization or (ii) prior to January 1, 1995 any such notice or communication that remains pending.

     3.9  EMPLOYEE BENEFIT PLANS.

          (a) Except as set forth in Part 3.9 of the Parent Disclosure Schedule, each Plan currently maintained, contributed to, or required to be contributed to, by Parent or any of its subsidiaries or any ERISA Affiliate of Parent or any of its subsidiaries or under which Parent or any of its subsidiaries or any ERISA Affiliate of Parent or any of its subsidiaries have any liability (collectively, the "Parent Plans") which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Parent Plan is so qualified.

          (b) Except as otherwise disclosed in Part 3.9 of the Parent Disclosure
Schedule:

          (i) Parent and its subsidiaries and all ERISA Affiliates of Parent and its subsidiaries are in compliance in all material respects with the provisions of ERISA and the Code applicable to the Parent Plans. Each Parent Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code.

          (ii) No Parent Plan is subject to Title IV of ERISA and no Parent Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          (iii) The Parent Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code now meet, and at all times since their inception have met, the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code.

          (iv) Except for claims for benefits in the normal operation of the Parent Plans, there is no pending or threatened audit, assessment, complaint, proceeding or investigation of any kind in any court or governmental agency with respect to any Parent Plan.

          (v) Neither a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code nor any breach of any duty imposed by Title I of ERISA has occurred with respect to any Parent Plan.

          (vi) With respect to each Parent Plan that is a "group health plan" within the meaning of ERISA Section 607(l) and that is subject to Code Section 4980B, such Parent Plan complies in all material respects with the continuation coverage requirements of those provisions and Part 6 of Title I of ERISA.

          (vii) No Parent Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Parent Plan qualified under Code Section 401(a).

     3.10  ENVIRONMENTAL MATTERS.    Parent and its subsidiaries are and have
been in compliance with all applicable Environmental Laws, except for failures to be in compliance that would not reasonably be expected to have a Material Adverse Effect on Parent. Parent and its subsidiaries possess all material permits and other material Governmental Authorizations required under applicable Environmental Laws, and Parent and its subsidiaries are and have been in compliance with the terms and requirements of all such Governmental Authorizations, except for failures to be in compliance that would not reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its subsidiaries has received or given, and to the Knowledge of Parent, no current or prior owner of any property leased or controlled by Parent or any of its subsidiaries has received or given any notice, citation, summons, order, complaint, penalty, assessment, request for information, demand or other communication (in writing) to or from any Governmental Body or other Person regarding any actual, alleged, possible or potential material liability or responsibility arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Material of Environmental Concern that has not already been paid or fully resolved without any outstanding obligations. No Person has ever commenced or threatened to commence any contribution action or other Legal Proceeding against Parent or any of its subsidiaries in connection with any such actual, alleged, possible or potential liability or responsibility.

     3.11  INSURANCE.    Each material insurance policy relating to the
business, assets or operations of Parent or any of its subsidiaries is in full force and effect. Since December 31, 1995, neither Parent nor any of its subsidiaries has received any written notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending material claim (including any workers' compensation claim) under or based upon any insurance policy of any of Parent or any of its subsidiaries.

     3.12  LEGAL PROCEEDINGS; ORDERS.

          (a) There is no pending Legal Proceeding and (to the Knowledge of Parent) no Person has overtly threatened to commence any Legal Proceeding: (i) that involves Parent or its subsidiaries or any of the assets owned or used by Parent or its subsidiaries and that, if adversely decided, would have a Material Adverse Effect on Parent; or (ii) that challenges the Merger or any of the other transactions contemplated by this Agreement.

          (b) There is no order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any assets owned or used by Parent or any of its Subsidiaries, is subject.

     3.13  AUTHORITY; BINDING NATURE OF AGREEMENT.    Parent and Merger Sub have
the corporate right, power and authority to enter into and perform their respective obligations under this Agreement. The board of directors of Parent (at a meeting duly called and held) has (a) determined by a unanimous vote of the directors present that the Merger is advisable and fair and in the best interests of Parent and its stockholders, (b) approved the execution, delivery and performance of this Agreement by Parent (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) and (c) recommended the approval of the issuance of Parent Common Stock in the Merger by the holders of Parent Common Stock and directed that approval of such issuance be submitted for consideration by Parent's stockholders at the Parent Stockholders' Meeting (as defined in Section 5.2). The execution, delivery and performance by Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Merger Sub and its board of directors. Other than the Parent Stockholders' Meeting, no other corporate proceedings are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.14  VOTE REQUIRED.    The Parent Required Vote (as hereinafter defined)
is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of the Parent Common Stock in the Merger. For purposes of this Agreement, "Parent Required Vote" shall mean the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock.

     3.15 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws of Parent or any of its subsidiaries;

          (b) contravene, conflict with or result in a violation of, any Legal Requirement or any order, writ, injunction, judgment or decree to which or any material assets owned or used by Parent or any of its subsidiaries is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of any material Governmental Authorization that is held by Parent or any of its subsidiaries or that otherwise relates to the business of Parent or any of its subsidiaries or to any material assets owned or used by Parent or any of its subsidiaries; or

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, or result in the creation of any lien with respect to Parent's assets pursuant to, or require the giving of notice under, any provision of any Parent Contract, except for any such violations, liens, breaches or defaults, or failures to give notice that will not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

Except as contemplated by this Agreement or as may be required by the DGCL, federal and state securities laws, the By-laws of the National Association of Securities Dealers or under the HSR Act, neither Parent nor Merger Sub is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except where the failure to take such actions will not have a Material Adverse Effect on Parent.

     3.16  FINANCIAL ADVISOR.    Except as set forth in Part 3.16 of the Parent
Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

     3.17  VALID ISSUANCE.    The Parent Common Stock to be issued in the Merger
will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4.  CERTAIN COVENANTS OF THE PARTIES

     4.1  ACCESS AND INVESTIGATION.

          (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives and the Subsidiaries' Representatives to provide Parent and Parent's Representatives with, reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations. All information obtained through such access shall be treated as Evaluation Material under that certain letter agreement between the Company and Parent dated September 24, 1997 (the "Company Confidentiality Agreement").

          (b) During the Pre-Closing Period, (i) Parent shall, and shall cause its Representatives and its subsidiaries' Representatives to provide the Company and the Company's Representatives with, reasonable access to the Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and its subsidiaries and (ii) Parent shall consult with the Company in advance of, and shall provide any information reasonably requested by the Company with respect to, the sale, issuance or grant of shares of Parent Common Stock or securities or rights exercisable for or convertible into shares of Parent Common Stock (except stock options granted to employees, consultants or directors) that, when aggregated with all such issuances since the date of this Agreement (assuming conversion into, or exercise for, shares of Parent Common Stock of any such securities) exceed 1,000,000 shares of Parent Common Stock (as appropriately adjusted for any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction). All information obtained through such access or consultation shall be treated as Proprietary Information under that certain letter agreement between the Company and Parent dated November 14, 1997 (the "Parent Confidentiality Agreement").

     4.2  OPERATION OF THE COMPANY'S BUSINESS.

          (a) During the Pre-Closing Period: (i) the Company shall use reasonable effort to cause each of the Acquired Corporations to conduct its business and operations (A) in the ordinary course and (B) in material compliance with applicable Legal Requirements and the requirements of the Acquired Corporation Contracts; and (ii) the Company shall use reasonable efforts to cause each of the Acquired Corporations to preserve intact its current business organization, to keep available the services of its current officers and employees and to maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations.

          (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed by Parent), and shall not permit the Subsidiaries to:

          (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (excluding transactions among the Company and the Subsidiaries);

          (ii) sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may (1) issue up to 3,469,105 shares of Company Common Stock upon the valid conversion of shares of outstanding Company Preferred Stock and Company Class B Common Stock, (2) issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement, (3) grant the Company Options described in Part 2.3C of the Company Disclosure Schedule and issue shares of Company Common Stock upon exercise of such Company Options and (4) in addition to the Company Options described in
Part 2.3C of the Company Disclosure Schedule, grant Company Options (and issue shares of Company Common Stock upon exercise of such Company Options) in accordance with past practices in connection with the hiring of new employees, provided that, with respect to this clause (4) only, the aggregate of the number of shares of Company Capital Stock (A) outstanding as of the Effective Time, (B) issuable upon exercise of Company Options outstanding as of the Effective Time and (C) issuable upon exercise of the Company Options described in Part 2.3C of the Company Disclosure Schedule does not exceed the aggregate of the number of shares of Company Capital Stock (x) outstanding as of the date of this Agreement, (y) issuable upon exercise of Company Options outstanding as of the date of this Agreement and (z) issuable upon exercise of the Company Options described in Part 2.3C of the Company Disclosure Schedule); provided, however, that any Subsidiary may conduct such a transaction with the Company;

          (iii) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (iv) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Acquired Corporation Contract outside the ordinary course of business, or amend or prematurely terminate, or waive any material right or remedy under, any Acquired Corporation Contract outside the ordinary course of business;

          (v) lend money to any Person other than travel advances to employees of the Company not to exceed $10,000 to any individual employee, loans to employees of the Company for the purchase of computers in accordance with the Company's policy for such loans and in amounts not to exceed $5,000 to any individual employee, and relocation advances to employees made in the ordinary course of business and consistent with past practice; or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business and in accordance with prudent business practices) or guarantee any other obligations of a third party;

          (vi) establish, adopt or amend any Company Plan or other employee benefit plan, pay any bonus or make any profit-sharing or similar payment (except pursuant to existing Contracts, programs or Company Plan terms consistent with past practice) to, or increase by more than 6% the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

          (vii) change any of its methods of accounting or accounting practices in any respect;

          (viii)  make any material Tax election;

          (ix) enter into any settlement of any Legal Proceeding involving payments by an Acquired Corporation in excess of $50,000 or involving any material asset of either of the Acquired Corporations;

          (x) hire any employee or consultant where the total annual compensation payable to such person would exceed, or in the case of a person working on a commission or similar performance basis, would reasonably be expected to exceed, $125,000;

          (xi) acquire any equity interest in or a substantial portion of the assets of another Entity or otherwise acquire any assets outside the ordinary course of business;

          (xii) sell, lease, license, waive, release, transfer or encumber any of its assets outside the ordinary course of business;

          (xiii) make any capital contribution to, or investment in, a third person;

          (xiv) approve or propose any Stockholder Rights Plan that would affect the consummation of the transactions contemplated hereby;

          (xv) take any action to cause any insurance policy naming any of the Acquired Corporations as a beneficiary or a loss payee to be canceled or terminated;

          (xvi) acquire or agree to acquire by merging or consolidating with, or by purchasing or agreeing to purchase any assets or equity securities of, or by any other manner, any business or any Entity or division thereof;

          (xvii) terminate or amend the terms of any employment agreement with any executive officer of the Company or terminate the employment of any such executive officer (excluding terminations for "cause" as defined in an employment agreement); or

          (xviii) agree or commit to take any of the actions described in clauses "(i)" through "(xvii)" of this Section 4.2(b).

          (c) Notwithstanding anything to the contrary contained in this Section 4.2, the Company shall not be required under this Section 4.2 to take any action, or refrain from acting in a manner, that would cause the Company to violate the HSR Act.

     4.3  OPERATION OF PARENT'S BUSINESS.

          (a) During the Pre-Closing Period: (i) Parent shall use reasonable effort to cause Parent and each of its subsidiaries to conduct its business and operations (A) in the ordinary course and (B) in material compliance with applicable Legal Requirements and the requirements of the Parent Contracts; and
(ii) Parent shall use reasonable efforts to cause Parent and each of its subsidiaries to preserve intact its current business organization, to keep available the services of its current officers and employees and to maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Parent and its subsidiaries.

          (b) During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed by the Company), and shall not permit its subsidiaries to:

          (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (excluding transactions among Parent and its subsidiaries);

          (ii) sell, issue or grant shares of Parent Common Stock or securities or rights exercisable for or convertible into shares of Parent Common Stock (except stock options to employees, consultants or directors) that, when aggregated with all such issuances since the date of this Agreement (assuming conversion into, or exercise for, shares of Parent Common Stock of any such securities) exceed 2,500,000 shares of Parent Common Stock (as appropriately adjusted for any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction);

          (iii) materially amend or permit the adoption of any material amendment to its certificate of incorporation or bylaws;

          (iv) change any of its methods of accounting or accounting practices in any respect;

          (v) expend more than $15,000,000 of funds in a single transaction, or more than an aggregate of $25,000,000 of funds in a series of transactions, in connection with any capital contribution to, investment in, or acquisition of all or any portion of the equity securities or assets of any Entity;

          (vi) approve or propose any Stockholder Rights Plan that would affect the consummation of the transactions contemplated hereby; or

          (vii) agree or commit to take any of the actions described in clauses "(i)" through "(vi)" of this Section 4.3(b).

          (c) Notwithstanding anything to the contrary contained in this Section 4.3, Parent shall not be required under this Section 4.3 to take any action, or refrain from acting in a manner, that would cause Parent to violate the HSR Act.

     4.4  NO SOLICITATION.

          (a) The Acquired Corporations and the Acquired Corporations' Representatives shall not directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal, (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to a Company Acquisition Proposal, (iii) negotiate or engage in discussions with any Person with respect to any Company Acquisition Proposal, (iv) approve, endorse or recommend any Company Acquisition Transaction or (v) enter into any letter of intent or Contract contemplating or otherwise relating to any Company Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, the Company may (i) at any time prior to the time the Company's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiations, directly or indirectly, by or with the Company or its Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made a Company Acquisition Proposal that is financially superior to the terms hereof and has demonstrated that financing for the Company Acquisition Proposal is reasonably likely to be obtained (as determined in good faith by the Company's Board of Directors after consultation with its financial advisors) and (y) the Company's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that failing to take such action would result in substantial likelihood of liability for breach of the Company's Board of Directors' fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company (x) provides prompt notice to Parent to the effect that it is planning to furnish information to or enter into discussions or negotiations with such person or entity and (y) receives from such Person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such Person than the terms contained in the Company Confidentiality Agreement, and
(ii) accept a Company Acquisition Proposal from a third party, provided the Company first terminates this Agreement pursuant to Section 8.1(f). Except as may be restricted by the terms of Contracts entered into by the Company prior to the date of this Agreement, the Company shall notify Parent orally and in writing of any such inquiries, offers or proposals received after the date of this Agreement (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep Parent informed of the status and details of any such inquiry, offer or proposal.

          (b) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person that relate to any Company Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company may give a copy of Sections 4.4(a), 4.4(b) and 5.2 to any Person who submits an unsolicited bona fide written Company Acquisition Proposal to the Company.

          (c) Parent its subsidiaries and Parents' and its subsidiaries' Representatives shall not directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Parent Acquisition Proposal, (ii) furnish any nonpublic information regarding Parent or any of its subsidiaries to any Person in connection with or in response to a Parent Acquisition Proposal, (iii) negotiate or engage in discussions with any Person with respect to any Parent Acquisition Proposal, (iv) approve, endorse or recommend any Parent Acquisition Transaction or (v) enter into any letter of intent or Contract contemplating or otherwise relating to any Parent Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Parent may take such actions if (A) Parent's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that failing to take such action would result in substantial likelihood of liability for breach of Parent's Board of Directors' fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, Parent (x) provides prompt notice to the Company to the effect that it is planning to furnish information to or enter into discussions or negotiations with such person or entity and (y) receives from such Person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such Person than the terms contained in Parent Confidentiality Agreement. Except as may be restricted by the terms of contracts entered into by Parent prior to the date of this Agreement, Parent shall notify the Company orally and in writing of any such inquiries, offers or proposals received after the date of this Agreement (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the Company informed of the status and details of any such inquiry, offer or proposal.

          (d) Parent shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person that relate to any Parent Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, Parent may give a copy of Sections 4.4(c), 4.4(d) and 5.2 to any Person who submits an unsolicited bona fide written Parent Acquisition Proposal to Parent.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1  REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

          (a) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, together with the Joint Proxy Statement and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement (including the Joint Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of the Company and Parent shall promptly furnish to the other all information that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. Each of the Company and Parent shall notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendment or supplement to the Form S-4 Registration Statement or Joint Proxy Statement or for any other information and shall supply the other with copies of all correspondence between such party and the SEC or its staff or other governmental officials with respect to the Form S-4 Registration Statement or Joint Proxy Statement. The information supplied by each of Parent and the Company for inclusion in the Form S-4 Registration Statement and the Joint Proxy Statement shall not (i) at the time the Form S-4 Registration Statement is declared effective, (ii) at the time the Joint Proxy Statement is first mailed to the stockholders of Parent and the Company, (iii) at the time of the Company Stockholders' Meeting and at the time of the Parent Stockholders' Meeting, and
(iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Parent or the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement, then Parent or the Company, as the case may be, shall promptly inform the Company or Parent thereof and shall cooperate with the other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company and Parent.

          (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Capital Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger.

     5.2  STOCKHOLDERS' MEETINGS.

          (a) Subject to the fiduciary duties of the directors of Company, (i) the Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock and Company Preferred Stock (the "Company Stockholders' Meeting") to consider, act upon and vote upon the adoption of this Agreement and approval of the Merger and (ii) the Board of Directors of the Company shall recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting.

          (b) Subject to the fiduciary duties of the directors of Parent, (i) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock (the "Parent Stockholders' Meeting") to consider, act upon and vote upon the issuance of Parent Common Stock in the Merger and (ii) the Board of Directors of Parent shall recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger at the Parent Stockholders' Meeting.

          (c) The Company and Parent shall coordinate the timing of the Company Stockholders' Meeting and the Parent Stockholders' Meeting and shall use their best efforts to hold such meetings on the same day and within forty-five (45) days after the Form S-4 Registration Statement is declared effective under the Securities Act.

     5.3  REGULATORY APPROVALS.    The Company and Parent shall use all
reasonable efforts to file as soon as practicable after the date of this Agreement all notices, reports and other documents required by law to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement of any material Legal Proceeding by or before any court or other Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding and (iii) except as may be prohibited by any Governmental Body or by any Legal Requirement, permit the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document filed with or provided to any Governmental Body in connection with any such Legal Proceeding.

     5.4  STOCK OPTIONS.    At the Effective Time, all rights with respect to
Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price (as adjusted as set forth in clause "(iii)" of this sentence), being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest hundredth of a cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed pursuant to this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. After the Effective Time, Parent will deliver to each holder of an outstanding Company Option a notice describing the assumption of such Company Option. Parent agrees to file with the SEC a Registration Statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the assumed Company Options no later than the business day immediately following the Closing Date.

     5.5  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          (a) From and after the Effective Time and for a period of six years thereafter, (i) Parent shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the rights of present and former directors, officers and employees of Parent and the Company (the "Indemnified Parties"), respectively, to be indemnified and held harmless as provided for in the Certificate of Incorporation, By-laws and indemnity agreements of Parent and the Company as in effect on the date of this Agreement, with respect to acts and omissions occurring prior to the Effective Time, and (ii) Parent shall, and shall cause the Surviving Corporation to, indemnify the directors and officers of Parent and the Surviving Corporation, respectively, to the fullest extent permitted by their respective certificates of incorporation and by-laws and by applicable law.

          (b) For six years after the Effective Time, Parent shall cause to be maintained the current policies of the officers' and directors' liability insurance maintained by the Company and Parent covering persons who are presently covered by the Company's and Parent's officers' and directors' liability insurance policies with respect to actions and omissions occurring prior to the Effective Time to the extent available; provided, that policies with third party insurers of similar or better A.M. Best rating of at least the same coverage containing terms and conditions that are not less advantageous to the insured may be substituted therefor; provided, further, that in no event shall Parent be required to maintain or procure insurance coverage pursuant to this Section 5.5 for an amount per annum in excess of 150% of the current annual premiums with respect to each such policy; provided, however, that if the annual premiums of such insurance coverage exceed such amount, Parent shall obtain or cause to be obtained policies with the best coverage available for a cost not exceeding such amount.

          (c) Parent shall bear and pay, and shall reimburse the Indemnified Parties for, all costs and expenses, including attorneys' fees, that may be incurred by the Indemnified Parties in seeking to enforce their rights against Parent and the Surviving Corporation under this Section 5.5.

          (d) This Section 5.5 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by the Indemnified Parties and their respective heirs, successors and assigns and shall be binding on Parent and the Surviving Corporation and their respective successors and assigns.

     5.6  POOLING OF INTERESTS; TAX FREE REORGANIZATION.    Each of the Company
and Parent agrees (i) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (ii) to use commercially reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 promulgated under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests." Parent and the Company shall use all commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code.

     5.7  ADDITIONAL AGREEMENTS.    Each party to this Agreement (i) shall make
all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

     5.8  DISCLOSURE.

          (a) The Company shall not, and shall not permit any of its Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the Merger or any of the other transactions contemplated by this Agreement unless (i) Parent shall have approved such press release or written material (it being understood that Parent shall not unreasonably withhold its approval of any such press release or written material), or (ii) the Company shall have been advised by its outside legal counsel that the issuance of such press release or the dissemination of such written material is required or advisable by any applicable law or regulation, and the Company shall have consulted with Parent prior to issuing such press release or disseminating such written material. The Company shall use reasonable efforts to ensure that none of its Representatives makes any public statement that is materially inconsistent with any press release issued or any written material publicly disseminated by the Company with respect to the Merger or with respect to any of the other transactions contemplated by this Agreement.

          (b) Parent shall not, and shall not permit any of its Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the Merger or any of the other transactions contemplated by this Agreement unless (i) the Company shall have approved such press release or written material (it being understood that the Company shall not unreasonably withhold its approval of any such press release or written material), or (ii) Parent shall have been advised by its outside legal counsel that the issuance of such press release or the dissemination of such written material is required or advisable by any applicable law or regulation, and Parent shall have consulted with the Company prior to issuing such press release or disseminating such written material; provided, however, that Parent shall be entitled to file with the SEC, after the execution and delivery of this Agreement, a Report on Form 8-K, together with a copy of this Agreement (including the exhibits hereto) and the press release (which shall have been approved by the Company) announcing this Agreement. Parent shall use reasonable efforts to ensure that none of its Representatives makes any public statement that is materially inconsistent with any press release issued or any written material publicly disseminated by Parent with respect to the Merger or with respect to any of the other transactions contemplated by this Agreement.

     5.9  AFFILIATE AGREEMENTS.    The Company shall use reasonable efforts to
cause each Person who is or becomes an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit B. Parent shall use reasonable efforts to cause each of Parent's "affiliates" (as that term is used in Rule 145 promulgated under the Securities Act) to execute and deliver to Parent, at least 30 days prior to the date on which the Merger becomes effective, an "affiliate letter" in customary form relating to "pooling of interests" accounting requirements.

     5.10  TAX MATTERS.    At or prior to the Closing, the Company and Parent
shall execute and deliver to Dechert Price & Rhoads and to Cooley Godward LLP appropriate tax representation letters in the form of Exhibit E (which will be used in connection with the legal opinions contemplated by Sections 6.5(f) and 7.5(e)). Parent and the Company shall use all reasonable efforts to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code.

     5.11  PARENT PLANS AND BENEFIT ARRANGEMENTS.    Any pre-existing condition
limitations contained in any Parent Plans under which any Continuing Employee otherwise becomes eligible to receive benefits and who would be deemed under such Parent Plans to have a disqualifying pre-existing condition will be waived, to the extent such condition was covered by a Company Plan immediately prior to the Effective Time. For purposes of determining the eligibility and vesting of Continuing Employees under the Parent Plans, each Continuing Employee (who otherwise becomes eligible under the Parent Plans) shall be given full credit under the Parent Plans for such Continuing Employee's period of service with the Company prior to the Effective Time which was recognized under the Company Plans prior to the Effective Time. For purposes of this Section 5.11 "Continuing Employee" shall mean any employee of the Company who continues as an employee of the Surviving Corporation or Parent after the Effective Time.

     5.12  NASDAQ QUOTATION.    Parent shall use reasonable efforts to cause the
shares of Parent Common Stock being issued in the Merger to be approved for quotation on Nasdaq.

     5.13  RESIGNATION OF DIRECTORS.    The Company shall use reasonable efforts
to obtain and deliver to Parent prior to the Closing the resignation of each director of the Company.

     5.14  ELECTION TO BOARD OF DIRECTORS.    At the Effective Time, the
Parent's board of directors shall consist of not more than nine members and Michael Savage and one other director of the Company that is reasonably acceptable to Parent will be elected to the Parent's board of directors. One of the two individuals shall be a Class I director of Parent and the other shall be a Class II director of Parent.

     5.15  FIRPTA MATTERS.    At the Closing, (a) the Company shall deliver to
Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1  ACCURACY OF REPRESENTATIONS.    The representations and warranties of
the Company set forth in this Agreement shall have been accurate when made and shall be accurate as of the Closing Date as if made on and as of the Closing Date, except, in any and all respects under this Section 6.1, for representations and warranties that expressly speak only as of a specific date or time which need only be accurate as of such date or time (it being understood that, for purposes of determining the accuracy of such representations and warranties in any and all respects under this Section 6.1, inaccuracies that would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations shall be disregarded).

     6.2  PERFORMANCE OF COVENANTS.    All of the covenants that the Company is
required to comply with or to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3  EFFECTIVENESS OF REGISTRATION STATEMENT.    The Form S-4 Registration
Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     6.4  STOCKHOLDER APPROVAL.    This Agreement shall have been duly adopted
and the Merger shall have been duly approved by the Company Required Vote and the issuance of Parent Common Stock in the Merger shall have been approved by the Parent Required Vote.

     6.5  AGREEMENTS AND DOCUMENTS.    Parent shall have received the following
documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit B, executed by each Person who is reasonably determined by the Company to be an "affiliate" of the Company (as that term is used in Rule 145 promulgated under the Securities Act);

          (b) the statement referred to in Section 5.15(a), executed by the Company;

          (c) a letter from Arthur Andersen LLP, dated as of the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to Parent and Ernst & Young LLP, to the effect that, after reasonable investigation, Arthur Andersen LLP concurs with Company's management's conclusion that the Company could be a combining entity in a transaction accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (d) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent and Arthur Andersen LLP, regarding such firm's concurrence with Parent's management's conclusions as to the appropriateness of "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (e) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form attached hereto as Exhibit C; provided, however, that such opinion may reflect changes or exceptions that, considered collectively, would not have a material adverse effect on the consummation of the transactions contemplated hereby and have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations taken as a whole.

          (f) a legal opinion of Dechert Price & Rhoads, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such firm may rely on such representations, warranties and certificates as it deems reasonable or appropriate under the circumstances.

     6.6 QUOTATION. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation on Nasdaq.

     6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any U.S. federal or state law or regulation enacted or deemed applicable to the Merger that makes consummation of the Merger illegal. Other than the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, all authorizations, consents, waivers, orders or approvals of, or declarations or filing with, any Governmental Body, the failure of which to obtain or make would have a Material Adverse Effect on Parent or the Surviving Corporation, shall have been obtained or made. Parent shall have received all state securities or "blue sky" permits and other authorizations, if any, necessary to issue the shares of Parent Common Stock pursuant to this Agreement.

     6.8 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     6.9 MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred with respect to the Company.

     6.10 COMPLIANCE CERTIFICATE. Parent shall have received a certificate, duly executed by an executive officer of the Company, certifying that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been accurate when made and shall be accurate as of the Closing Date as if made on and as of the Closing Date, except, in any and all respects under this Section 7.1, for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time (it being understood that, for purposes of determining the accuracy of such representations and warranties in any and all respects under this Section 7.1, inaccuracies that would not, individually or in the aggregate, have a Material Adverse Effect on Parent shall be disregarded).

     7.2 PERFORMANCE OF COVENANTS. All of the covenants that Parent or Merger Sub is required to comply with or to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and the Merger shall have been duly approved by the Company Required Vote and the issuance of Parent Common Stock in the Merger shall have been approved by the Parent Required Vote.

     7.5 AGREEMENTS AND DOCUMENTS. The Company shall have received the following documents, each of which shall be in full force and effect:

          (a) Affiliate letters as described in Section 5.9 of this Agreement, executed by each Person who is reasonably determined by Parent to be an "affiliate" of Parent (as that term is used in Rule 145 promulgated under the Securities Act);

          (b) a letter from Arthur Andersen LLP, dated as of the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to the Company and Ernst & Young LLP, to the effect that, after reasonable investigation, Arthur Andersen LLP concurs with Company's management's conclusion that the Company could be a combining entity in a transaction accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (c) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to the Company and Arthur Andersen LLP, regarding such firm's concurrence with Parent's management's conclusions as to the appropriateness of a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (d) a legal opinion of Dechert Price & Rhoads, dated as of the Closing Date, in the form attached hereto as Exhibit D; provided, however, that such opinion may reflect changes or exceptions that, considered collectively, would not have a material adverse effect on the consummation of the transactions contemplated hereby and have not had and would not reasonably be expected to have a Material Adverse Effect on Parent; and

          (e) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such firm may rely on such representations, warranties and certificates as it deems reasonable or appropriate under the circumstances.

     7.6 QUOTATION. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation on Nasdaq.

     7.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any U.S. federal or state law or regulation enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal. Other than the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, all authorizations, consents, waivers, orders or approvals of, or declarations or filing with, any Governmental Body, the failure of which to obtain or make would have a Material Adverse Effect on Parent or the Surviving Corporation shall have been obtained or made.

     7.8 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7.9 MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred with respect to Parent.

     7.10 COMPLIANCE CERTIFICATE. The Company shall have received a certificate, duly executed by an executive officer of Parent, certifying that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

SECTION 8.  TERMINATION

     8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the
Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by July 1, 1998 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if the Company Stockholders' Meeting shall have been held and this Agreement and the Merger shall not have been adopted and approved at such meeting by the Company Required Vote; provided, however, that (1) Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure of the Company's stockholders to adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting is attributable to a failure on the part of Parent to perform any material obligation required to have been performed by Parent under this Agreement and (2) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure of the Company's stockholders to adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting is attributable to a failure on the part of the Company to perform any material obligation required to have been performed by the Company under this Agreement;

          (e) by either Parent or the Company if the Parent Stockholders' Meeting shall have been held and the issuance of Parent Common Stock in the Merger shall not have been approved at such meeting by the Parent Required Vote; provided, however, that (1) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure of the Parent's stockholders to approve the issuance of Parent Common Stock in the Merger at the Parent Stockholders' Meeting is attributable to a failure on the part of the Company to perform any material obligation required to have been performed by the Company under this Agreement and (2) Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure of Parent's stockholders to approve the issuance of Parent Common Stock in the Merger at the Parent Stockholders' Meeting is attributable to a failure on the part of Parent to perform any material obligation required to have been performed by Parent under this Agreement;

          (f) by either Parent or the Company if the Company or any committee of the Company's Board of Directors (1) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the transactions contemplated hereby, (2) shall approve or recommend any merger or acquisition of the Company or a material portion of its assets, or any tender offer for shares of Company Capital Stock, in each case, other than by Parent or an affiliate of Parent or (3) shall resolve to take any of the actions specified in the foregoing clauses (1) or (2);

          (g) by either Parent or the Company if Parent or any committee of Parent's Board of Directors (1) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the transactions contemplated hereby, (2) shall approve or recommend any merger or acquisition of the Parent or a material portion of its assets, or any tender offer for shares of Parent Common Stock, or (3) shall resolve to take any of the actions specified in the foregoing clauses (1) or (2);

          (h) by Parent, following a breach of any representation, warranty or covenant of the Company set forth in this Agreement, in any such case such that the condition set forth in Section 6.1 or Section 6.2 would not be satisfied as of the time of such breach, provided, that if such breach in such representation, warranty or covenant is curable by the Company through the exercise of reasonable efforts within 45 days after the time of such breach, then Parent may not terminate this Agreement under this Section 8.1(h) during such 45-day period provided the Company continues to exercise such reasonable efforts and Parent may not, in any event, terminate this Agreement under this
Section 8.1(h) as a result of such breach if such breach shall have been cured in all material respects; and provided further, that Parent may not terminate this Agreement pursuant to this Section 8.1(h) if it shall have willfully and materially breached this Agreement; or

          (i) by the Company, following a breach of any representation, warranty or covenant of Parent set forth in this Agreement, in any such case such that the condition set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach, provided that if such breach in such representation, warranty or covenant is curable by Parent through the exercise of reasonable efforts within 45 days after the time of such breach, then the Company may not terminate this Agreement under this Section 8.1(i) during such 45-day period provided Parent continues to exercise such reasonable efforts and the Company may not, in any event, terminate this Agreement under this Section 8.1(i) as a result of such breach if such breach shall have been cured in all material respects; and, provided further, that the Company may not terminate this Agreement pursuant to this Section 8.1(i) if it shall have willfully and materially breached this Agreement.

     8.2  EFFECT OF TERMINATION.    In the event of the termination of this
Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3,
Section 4.1 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement.

     8.3  TERMINATION FEE; EXPENSES.

          (a) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent, in cash, a nonrefundable fee in the amount of $1,750,000. If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e), then Parent shall pay to the Company, in cash, a nonrefundable fee in the amount of $1,750,000. If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(f), then the Company shall pay to Parent, in cash, a nonrefundable fee in the amount of $3,000,000. If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(g), then Parent shall pay to the Company, in cash, a nonrefundable fee in the amount of $3,000,000.

          (b) If this Agreement is terminated by Parent pursuant to Section 8.1(h), then the Company shall pay Parent, in cash, a nonrefundable fee equal to 120% of Parent's out-of-pocket legal and accounting costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. If this Agreement is terminated by the Company pursuant to Section 8.1(i), then

Parent shall pay the Company, in cash, a nonrefundable fee equal to 120% of the Company's out-of-pocket legal and accounting costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          (c) Any termination payment required under Section 8.3 shall be made within three (3) business days after termination of this Agreement.

          (d) The payments called for by this Section 8.3 shall not be deemed to be liquidated damages, and shall be in addition to any rights or remedies at law or equity arising out of a breach of the obligations set forth in this Agreement.

          (e) The Company and Parent shall each bear and pay 50% of all filing fees required to be paid to a Governmental Body under the HSR Act in connection with the transactions contemplated by this Agreement, if any, and all filing fees required to be paid to the SEC in connection with the filing of the Form S-4 Registration Statement.

          (f) Except as otherwise provided by this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

SECTION 9.  MISCELLANEOUS PROVISIONS

     9.1  AMENDMENT.    This Agreement may be amended with the approval of the
respective Boards of Directors of the Company and Parent at any time before or after approval of this Agreement by the stockholders of the Company; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2  WAIVER.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.4 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within Delaware.

     9.5  ASSIGNABILITY.    This Agreement shall be binding upon, and shall be
enforceable by and inure solely to the benefit of, the parties hereto and their respective permitted successors and assigns; provided, however, that neither this Agreement nor any of any party's rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto, and any attempted assignment of this Agreement or any of such rights or obligations without such consent shall be void and of no effect. Except as set forth in Section 5.5 with respect to directors and officers of the Company and as otherwise provided in this Agreement, nothing in this Agreement is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.6  NOTICES.    All notices and other communications pursuant to this
Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     To Parent or MergerSub:

          Pharmacopeia, Inc.
          101 College Road East
          Princeton Forrestal Center
          Princeton, NJ  08540
          Attention:  Lewis Shuster
          Telephone:  (609) 452-3600
          Fax:  (609) 452-2434

     with a copy to:

          Dechert Price & Rhoads
          Princeton Pike Corporate Center
          997 Lenox Drive
          Building 3, Suite 210
          Lawrenceville, NJ  08648
          Attention:  James J. Marino, Esq.
          Telephone:  (609) 520-3230
          Fax:  (609) 520-3259

     To the Company:

          Molecular Simulations Incorporated
          9685 Scranton Road
          San Diego, CA  92121
          Attention:  President
          Telephone:  (619) 458-9990
          Fax:  (619) 597-9799
     with a copy to:

          Cooley Godward LLP
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, CA 94306
          Attention:  James R. Jones, Esq.
          Telephone:  (650) 843-5000
          Fax:  (650) 857-0663

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

     9.7  COOPERATION.    Each of the Company and Parent agrees to cooperate
fully with the other party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.8  CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     9.9  TITLES.    The titles and captions of the Sections of this Agreement
are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     9.10  SECTIONS AND EXHIBITS.    Except as otherwise indicated, all
references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

                                    PHARMACOPEIA, INC.

                                    By:  /s/ Joseph A. Mollica
                                      Name:  Joseph A. Mollica, Ph.D.
                                      Title: Chairman of the Board,
                                             President and Chief Executive
                                             Officer


                                    MICRO ACQUISITION CORPORATION

                                    By:  /s/ Joseph A. Mollica
                                      Name:  Joseph A. Mollica, Ph.D.
                                      Title: Chairman of the Board,
                                             President and Chief Executive
                                             Officer

                                    MOLECULAR SIMULATIONS INCORPORATED

                                    By:   /s/ Michael Savage
                                       Name:  Michael Savage
                                       Title: President and Chief Executive
                                              Officer

                                                          Exhibit A to Exhibit 2

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract that is material to any of the Acquired Corporations, to the business or operations of any of the Acquired Corporations or to any of the transactions contemplated by the Agreement: (a) to which any of the Acquired Corporations is a party; or (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or under which any of the Acquired Corporations has, any obligation, except for (1) end user license agreements entered into by the Company in the ordinary course of business, (2) agreements for the license to an Acquired Corporation of software generally available to the public and (3) customer contracts entered into in the ordinary course of business.

     ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any material Proprietary Asset owned by or exclusively licensed to any of the Acquired Corporations, except for (1) end user license agreements entered into by the Company in the ordinary course of business and
(2) agreements for the license to an Acquired Corporation of software generally available to the public. As used herein, "exclusively licensed" means exclusively licensed for commercial use subject to certain retentions, exceptions and license-backs.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

     COMPANY ACQUISITION PROPOSAL. "Company Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

     COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" shall mean any transaction or series of related transactions involving:

          (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which an Acquired Corporation is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons acquires beneficial or record ownership of securities representing more than 50% of the outstanding securities of any class of voting securities of an Acquired Corporation, or (iii) in which an Acquired Corporation issues securities representing more than 50% of the outstanding securities of any class of voting securities of an Acquired Corporation; or

          (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of an Acquired Corporation.

     COMPANY CAPITAL STOCK. "Company Capital Stock" shall mean Company Common Stock, Company Class B Common Stock and Company Preferred Stock.

     COMPANY CLASS B COMMON STOCK. "Company Class B Common Stock" shall mean the Class B, nonvoting common stock, $.001 par value per share, of the Company.

     COMPANY COMMON STOCK. "Company Common Stock" shall mean the common stock, $.001 par value per share, of the Company.

     COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest or encumbrance.

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     ERISA AFFILIATE.  With respect to any Entity, "ERISA Affiliate" shall mean
(i) any corporation included with such Entity in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with such Entity within the meaning of Section 414(c) of the Code; (iii) any member of an affiliate service group of which such Entity is a member within the meaning of
Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of such Entity under Section 414(o) of the Code.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

     GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     JOINT PROXY STATEMENT. "Joint Proxy Statement" shall mean the joint proxy statement to be sent to the Company's stockholders in connection with the Company Stockholder's Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

     KNOWLEDGE. "Knowledge" shall mean the actual knowledge of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Vice President of Sales and Vice President of Research and Development of any entity to which such term applies.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding or hearing conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE CHANGE. An event, circumstance or other matter will be deemed to constitute a "Material Adverse Change" with respect to the Acquired Corporations if such event, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole; provided, however, that (i) any event, circumstance or other matter occurring after the date of the Agreement that results from or relates to general economic or industry conditions, after giving due consideration to the performance of the Acquired Corporation's competition and the effect of such conditions on the Acquired Corporation's customer base, shall be disregarded; (ii) any event, circumstance or other matter occurring after the date of this Agreement that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the Merger shall be disregarded; and (iii) any change that results from or relates to quarterly or monthly fluctuations in the financial condition, business or results of operations of the Acquired Corporations similar in nature to those experienced by the Acquired Corporations in prior years shall be disregarded. An event, circumstance or other matter will be deemed to constitute a "Material Adverse Change" with respect to Parent if such event, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent and its subsidiaries taken as a whole; provided, however, that (i) any event, circumstance or other matter occurring after the date of the Agreement that results from or relates to general economic or industry conditions, after giving due consideration to the performance of Parent and its subsidiaries' competition and the effect of such conditions on Parent's and its subsidiaries' customer base, shall be disregarded; (ii) any event, circumstance or other matter occurring after the date of this Agreement that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the Merger shall be disregarded; and (iii) any change that results from or relates to quarterly or monthly fluctuations in the financial condition, business or results of operations of Parent and its subsidiaries similar in nature to those experienced by Parent and its subsidiaries in prior years shall be disregarded.

     MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole. An event, violation, inaccuracy, circumstance or other matter will be deemed to constitute a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent and its subsidiaries taken as a whole.

     MATERIAL CONTRACT. "Material Contract" shall mean any Contract that is material to any of the Acquired Corporations, to the business or operations of any of the Acquired Corporations or to any of the transactions contemplated by this Agreement: (a) to which any of the Acquired Corporations is a party; or
(b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or under which any of the Acquired Corporations has any obligation.

     MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products and any other toxic or hazardous substance, waste or material that is now regulated by any Environmental Law.

     NASDAQ.  "Nasdaq" shall mean the Nasdaq National Market.

     PARENT ACQUISITION PROPOSAL. "Parent Acquisition Proposal" shall mean any offer or proposal contemplating or otherwise relating to any Parent Acquisition Transaction.

     PARENT ACQUISITION TRANSACTION. "Parent Acquisition Transaction" shall mean any transaction or series of related transactions involving:

          (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Parent or any of its subsidiaries is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons acquires beneficial or record ownership of securities representing more than 50% of the outstanding securities of any class of voting securities of Parent, or (iii) in which Parent or any of its subsidiaries issues securities representing more than 50% of the outstanding securities of any class of voting securities of Parent or any of its subsidiaries; or

          (c) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of Parent or any of its subsidiaries.

     PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $.0001 par value per share, of Parent.

     PARENT CONTRACT. "Parent Contract" shall mean any Contract that has been filed by Parent as an exhibit to a registration statement or report filed by Parent with the SEC.

     PARENT PROPRIETARY ASSET. "Parent Proprietary Asset" shall mean any material Proprietary Asset owned by or exclusively licensed to Parent or its subsidiaries except for agreements for the license to Parent or its subsidiaries of software generally available to the public.

     PARENT FINANCIAL STATEMENTS.  "Parent Financial Statements" shall mean:
(i) the audited and unaudited consolidated financial statements of Parent contained in the Parent SEC Documents; and (ii) the Parent Unaudited Interim Balance Sheet.

     PARENT UNAUDITED INTERIM BALANCE SHEET. "Parent Unaudited Interim Balance Sheet" means the unaudited consolidated balance sheet of Parent and its subsidiaries as of September 30, 1997.

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, computer software, computer program, source code, algorithm, invention, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

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